The Alkaline Water Company Reports Record Revenue of
$19.6 Million in Second Quarter Fiscal 2023

$19.6 Million in Revenue Represents Year-Over-Year Growth of 28.3%

$5.7 Million Reduction in Operating Expenses, a 37% Year-over-Year Improvement

Company Identifies an Estimated $5 million in Additional Cost-Savings and Margin Enhancements,
Now Approximately $20 Million Total

(All amounts are unaudited and in U.S. dollars)

SCOTTSDALE, Arizona, (November 14, 2022)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), the country's largest independent alkaline water company and the Clean Beverage® company, today reported financial results for the quarter ending September 30, 2022. The Company reported record revenue of approximately $19.6 million, representing the best quarterly revenue in company history and 28.3% year-over-year growth. The Company filed the corresponding Form 10-Q with the SEC on November 14th, 2022, also available here: ir.thealkalinewaterco.com

"In our first full quarter since we announced our pathway to profitability, The Alkaline Water Company's operating results show the significant progress we are already making toward our goal of profitability," said Frank Lazaran, President and CEO of The Alkaline Water Company. "We've reported record revenue, our spending is down, and we are improving our gross margin, having regained almost 300 basis points over last quarter.

"We grew revenue 28.3% year-over-year, to a record $19.6 million while at the same time reducing operating expenses by $5.7 million. We reiterate our revenue guidance of $70 million. Due to our continued emphasis on executing our Pathway to Profitability strategy, we project our gross margins will be between 26% and 27% next quarter and 29% and 30% for the last quarter of the fiscal year which ends March 31, 2023. This would amount to a gross margin improvement of approximately 850 to 900 BPS over the course of the year."

Second Quarter Fiscal 2023 Financial Highlights (all amounts in U.S. dollars)(unaudited):

  Record revenue of $19.6 million, +28.3% year-over-year compared to $15.3 million
  Gross Profit was $4.6 million, 23.7% of revenue, up 295 BPS sequentially over first quarter
  Total Operating Expenses were $9.7 million, a 37% YoY improvement
  Total Operating Loss was ($5.1 million), a 50% YoY improvement
  Net Loss was ($8.4 Million), a $2 million YoY improvement
  Net Loss Per Share of ($0.06) compared to ($0.11) in Q1 Fiscal 2022
  Cash Position on September 30, 2022 was approximately $2.3 million

Complete results for the Company's Second Quarter Fiscal Year 2023 have been filed on EDGAR at www.sec.gov and on SEDAR under the Company's profile on www.sedar.com.

Pathway to Profitability Update

The Company announced that an estimated $5 million in additional cost savings and margin enhancements have been identified. Total estimated savings, once fully implemented throughout fiscal years 2023 and 2024, are now approximately $20 million compared to fiscal year 2022.

“We have examined and reexamined the cost of every single component involved in the production and distribution of Alkaline88, and we are doing everything we can to become a more efficient company and rebuild our gross margin,” continued Mr. Lazaran. “Non-essential General and Administrative expenses remain frozen, saving us almost $2.7 million compared to last year and Sales and Marketing expenses were reduced more than $3 million from a year ago.

“Our total operating losses were reduced by over $5 million, a 50% improvement year-over-year. Our net loss improved by $2 million from prior year quarter to $8.4 million which included approximately $3.1 million, or $0.02 per share, in non-cash nonrecurring other expenses. We’ve made significant progress toward profitability in a very short time while increasing total revenue by 28.3% and continuing to grow the Alkaline88 brand.”

The Company provided additional details on measures taken as part of its Pathway to Profitability strategy:

  Reduction in Freight and Shipping & Handling
    Strengthened production and distribution network
    Lower fuel prices in Q2 vs Q1
    Renegotiated prices with primary transportation partners for up to $1 million in potential savings per year at current shipping volumes
    Decreased less-than-full-truckload shipments to high-volume customers
    Freight cost per case shipped in the second quarter was down approximately 20% year-over-year and 6% sequentially over last quarter
  New Lower Prices for Raw Materials
    Renegotiated lower prices with multiple raw material vendors, including bottles and packaging options
    The Company will begin to see the benefit of newly negotiated lower prices on raw materials after more expensive existing inventory is sold through in Q3 and Q4
  Inventory Reduction
    Over $800,000 reduction in overall inventory in Q2, approximately $500,000 of which was raw materials
    Goal to reduce overall inventory by $2 million by end of year
  Financing
    The Company has executed term sheets for $6-$7 million of nondilutive financing, anticipated to close by year end

Second Quarter Fiscal Year 2023 Key Business Highlights

The Company provided additional insight into the success of Alkaline88® at retail and its trajectory for continued growth as a brand within the Value-Added Water category.

  Nielsen Data Shows Strong Growth at Retail (for xAOX+Conv. ending 10/08/2022)
    Alkaline88® grew 36.6% year-over-year in retail sales for the trailing 52 weeks with sales totaling almost $90 million
    Alkaline88's growth rate outpaced the category's by 2.8 times for the trailing 13 weeks
    Alkaline88's 13-week retail sales were over $26 million
  New Stores
    Alkaline88 has closed deals to add over 11,000 new locations to its retail footprint since the start of the calendar year
    Second quarter additions include Dollar Tree, BJs Wholesale Club, AMPM, and Giant Eagle
  SKU Expansion
    Alkaline88 has closed deals to add new SKUs to existing clients in over 18,000 locations since the start of the calendar year
    Second quarter additions include adding the Alkaline88 2-liter in Rite-Aid nationally and H-E-B in Texas.
  Convenience Store Channel Growth
    Alkaline88 is now a top-15 brand in the convenience channel by dollar volume according to 52-week Nielsen data
    Cases shipped are up 2.5 times in the first half of fiscal year 2023 over the same period from the previous year
    12 states now have Direct-Store-Delivery coverage
    Alkaline88's weighted distribution of less than 5% is one-tenth the average of the larger brands in the channel, suggesting strong opportunity for continued growth

"Alkaline88 is the largest independent enhanced-water brand in the country," continued Mr. Lazaran. "We are outpacing the competition and showing strong growth at retail as a growing brand in a growing beverage category, with products that consumers love. This continued success at retail combined with the clear improvements to our operating results make us very optimistic about the future of The Alkaline Water Company."

First Quarter Fiscal Year 2023 Conference Call

The Company will host a conference call Tuesday November 15th, at 8:30 AM Eastern Time.

Conference Call Details:
Date: November 15, 2022
Time: 8:30AM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-3088
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-389-0927
Conference ID Number: 13734370

Participating on the call will be the Company's President and CEO, Frank Lazaran, and Chief Financial Officer, David Guarino, who will discuss operational and financial highlights for the second quarter and the outlook for the second half of fiscal year 2023. They will be joined for the question-and-answer portion of the call by the Company's Director of Sales and Operations, Frank Chessman.

To join the live conference call, please dial into the above-referenced telephone numbers five to ten minutes prior to the scheduled call time.

A replay will be available for one week starting on November 15th, 2022, at approximately 12:30 PM (ET). To access the replay, please dial 877-660-6853 in the U.S. or Canada and 201-612-7415 for international callers and use Access ID: 13734370

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH alkaline drinking water with trace minerals and electrolytes and boasts our trademarked "Clean Beverage" label. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for Alkaline88®.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to an estimated $5 million in additional cost-savings and margin enhancements, now approximately $20 million total (to be fully implemented throughout fiscal years 2023 and 2024) compared to fiscal year 2022; the statements relating to the Company's pathway to profitability and the Company's goal of profitability; the Company's revenue guidance of $70 million; the Company's projection that the Company's gross margins will be between 26% and 27% next quarter and 29% and 30% for the last quarter of the fiscal year which ends March 31, 2023 and that this would amount to a gross margin improvement of approximately 850 to 900 BPS over the course of the year; that the Company is doing everything it can to become a more efficient company and rebuilding its gross margin; the statements relating to the Company's pathway to profitability strategy, including up to $1 million in potential savings per year at current shipping volumes and goal to reduce overall inventory by $2 million by end of year; that the Company will begin to see the benefit of newly negotiated lower prices on raw materials after more expensive existing inventory is sold through in Q3 and Q4; the Company's trajectory for continued growth as a brand within the Value-Added Water category; the statement regarding proposed $6-$7 million dollars of nondilutive financing, anticipated to close by year end; the statement relating to strong opportunity for continued growth in convenience store channel; and that the continued success at retail combined with the clear improvements to the Company's operating results make the Company very optimistic about the future of The Alkaline Water Company.

The material assumptions supporting these forward-looking statements include, among others, that the Company's cost-saving and margin enhancement measures will be fully implemented and, once implemented, they will be effective to reduce the Company's annual expense and enhance the Company's margin to the extent anticipated by the Company; that the Company's burn rate to reach the level anticipated by the Company as a result of the Company's proactive reduction in its monthly burn rate; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. In addition, the Company's fiscal year 2023 revenue guidance is based on the Company's expectation that the Company's topline to be driven by the momentum the Company is carrying forward as one of the fastest-growing top-ten brands in one of the fastest growing beverage categories; and the Company's belief that the Company will continue to see continued organic growth within the Company's existing retail clients and distribution expansion to new clients throughout the country. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; competition in the industry in which the Company operates and market conditions; and the risk that the proposed $6-$7 million of nondilutive financing may not close by year end or at all. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com